Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements listed below of our report dated February 24, 2009 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

On Form S-3:
File No. 333-75148	United States Steel Corporation Dividend Reinvestment and Stock Purchase Plan

333-108131	United States Steel Corporation Dividend Reinvestment and Stock Purchase Plan

333-141080	United States Steel Corporation Senior Debt Securities, Subordinated Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Warrants, Stock Purchase Contracts and Stock Purchase Units

On Form S-8:
File No. 333-76394	United States Steel Corporation 2002 Stock Plan

333-125221	United States Steel Corporation 2005 Stock Incentive Plan

333-151438	U. S. Steel Tubular Services Savings Plan

333-151440	United States Steel Corporation Savings Fund Plan for Salaried Employees

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Pittsburgh, Pennsylvania

February 24, 2009